Exhibit 99.1

SENSEONICS ANNOUNCES PRICING OF $41 MILLION UNDERWRITTEN OFFERING OF COMMON STOCK

Germantown, MD, May 26, 2017 — Senseonics Holdings, Inc. (NYSE-MKT:SENS),  a medical technology company focused on the development and commercialization of Eversense®, a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced the pricing of its underwritten offering of 29,078,014 shares of its common stock at a price of $1.41 per share to a group of institutional investors, including Roche Finance, Ltd., which has agreed to purchase 21,276,596 shares in the offering, and funds affiliated with New Enterprise Associates, which have agreed to purchase 7,092,198 shares in the offering.  Gross proceeds to Senseonics from the offering are expected to be $41.0 million.  The offering is expected to close on or about June 1, 2017, subject to customary closing conditions.

Leerink Partners LLC is acting as the sole book-running manager for the offering.

Senseonics intends to use the net proceeds from the offering to begin commercialization of Eversense in the United States, if approved, to fund continued research and development of future configurations of Eversense, and for working capital and general corporate purposes.

A shelf registration statement relating to the shares of common stock offered in the underwritten offering described above was filed with the Securities and Exchange Commission (SEC) on April 3, 2017 and declared effective by the SEC on April 17, 2017.  The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.  A final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.  When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6132, email: syndicate@Leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Senseonics Holdings, Inc.

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation CGM system, Eversense, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Senseonics Holdings, Inc., including statements about Senseonics’ the closing of the offering, anticipated use of proceeds and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the underwritten offering on the anticipated terms or at all, uncertainties inherent in the expanded commercial launch of Eversense and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2016 and Senseonics’ other filings with the SEC under the heading “Risk Factors.”  In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

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Senseonics Contact

R. Don Elsey

Chief Financial Officer

301.556.1602

don.elsey@senseonics.com